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                                                                      Exhibit 11




                   @TRACK COMMUNICATIONS, INC. AND SUBSIDIARY
              STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


                                                                                   Three months ended March 31,
                                                                                   -----------------------------
                                                                                       2000              1999
                                                                                   ------------      -----------
Net income (loss) applicable to common stockholders:
     Net income (loss)                                                             $ (4,793,000)     $   390,000
                                                                                   ============      ===========

Weighted average number of shares outstanding:
     Weighted average number of shares outstanding, net of treasury shares-
     Basic
EPS                                                                                  25,188,885       24,933,261
     Additional weighted average shares for assumed exercise of stock options,
        net of shares assumed to be repurchased with exercise proceeds                       --          510,957
                                                                                   ------------      -----------
     Weighted average number of shares outstanding, net of treasury shares-
     Diluted EPS                                                                     25,188,885       25,444,218
                                                                                   ============      ===========

Net income (loss) per common share applicable to common stockholders:
     Basic EPS                                                                     $      (0.19)     $      0.02
                                                                                   ============      ===========

     Diluted EPS                                                                   $      (0.19)     $      0.02
                                                                                   ============      ===========